PIONEER POWER SOLUTIONS, INC. 10-Q

EXHIBIT 10.3

CONFIDENTIAL

November 7, 2018

Mr. Thomas Klink

Chief Financial Officer

Pioneer Power Solutions, Inc.

Pioneer Electrogroup Canada Inc.

400 Kelby Street, 9th Floor
Fort Lee, NJ 07024

RE: WAIVER FOR BREACH OF COVENANTS

Dear Mr. Klink,

We refer to our Amended and Restated Credit Agreement dated as of April 29, 2016, as amended from time to time (collectively, the “PPSI Credit Agreement”), between Pioneer Power Solutions, Inc. (the “US Borrower” or “PPSI”), the Guarantors party thereto and Bank of Montreal (the “Bank”), acting through its Chicago branch and to that certain Amended and Restated Credit Agreement dated as of April 29, 2016, as amended from time to time (collectively, the “PECI Credit Agreement”) , among Pioneer Electrogroup Canada Inc., a Quebec corporation, as borrower (the “Canadian Borrower” or “PECI”), and the Bank. Capitalized terms used herein without definition shall have the same meanings herein as such terms have in the PPSI Credit Agreement. We more specifically refer to the sections pertaining to the financial covenants and events of default.

Following receipt of the information for the fiscal quarter ending September 30, 2018, we understand that the US Borrower and the Canadian Borrower are in default to comply with the Current Ratios set forth in the PPSI Credit Agreement and the PECI Credit Agreement (collectively, the “Current Ratio Defaults”). As requested, the Bank hereby agrees to waive the Current Ratio Defaults but only for the fiscal quarter ending September 30, 2018. This waiver is limited to the matters and time period expressly stated herein. The Bank reserves all of its rights and remedies under the PPSI Credit Agreement and the PECI Credit Agreement should PPSI or PECI be or become otherwise in default under the PPSI Credit Agreement or the PECI Credit Agreement, in the event of other breaches under the PPSI Credit Agreement or the PECI Credit Agreement or should the Bank’s position, in the Bank’s sole determination, further deteriorate.

Regards,
Bank of Montreal

Per: Deborah Conroy

Senior Accounts Manager

Tel: 514-877-7764

deborah.conroy@bmo.com